Pioneer Variable Contracts Trust
6/30/99 NSAR

Responses to Sub-Item 77D for Pioneer Capital Growth Portfolio:

(a) None.

(b) None.

(c) None.

(d) None.

(e) None.

(f) None.

(g) Effective May 3, 1999, the registrant may invest up to 5% of its total assets in below investment grade debt securities (e.g., those rated below BBB by Standard & Poor's Ratings Group, Baa by Moody's Investors Service, Inc. or determined to be of comparable quality by the registrant's investment adviser).

Responses to Sub-Item 77D for Pioneer Growth and Income Portfolio:

(a) None.

(b) None.

(c) None.

(d) None.

(e) None.

(f) None.

(g) Effective October 30, 1999, the registrant may purchase and sell futures contracts based on various securities and purchase and write call and put options on any of such futures contracts.

Responses to Sub-Item 77D for Pioneer Swiss Franc Portfolio:

(a) None.

(b) None.

(c) None.

(d) None.

(e) None.

(f) None.

(g) Effective May 3, 1999, the registrant may invest up to 5% of its total assets in below investment grade debt securities (e.g., those rated below BBB by Standard & Poor's Ratings Group, Baa by Moody's Investors Service, Inc. or determined to be of comparable quality by the registrant's investment adviser).